UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2026

NextBoat Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42930	33-2636992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Jel Wade Dr

Wilmington, NC 28401

(Address of principal executive offices)

Registrant’s telephone number, including area code: (910) 772-9277

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NXB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Lease of Cape Fear Marina Boat Slips

On November 4, 2026, Off The Hook Yacht Sales NC, LLC, (“OTH NC”), a North Carolina limited liability company and a wholly owned subsidiary of NextBoat Inc. (the “Company”), entered into a triple-net lease (the “Lease”) with Hadley Harbor Group LLC (the “Landlord”) for 22 boat slips at Cape Fear Marina in Wilmington, North Carolina. In connection with the Lease, the Company guaranteed the obligations of OTH NC pursuant to Section 36 of the Lease (the “Guaranty”).

The Lease has a term of seven years commencing on November 4, 2026, and does not provide OTH NC with an option to renew. Initial base rent is $8,950 per month ($107,400 per year), increasing by 3% annually. OTH NC paid a security deposit of $17,900. As a triple-net lease, OTH NC is responsible for association dues, property taxes, insurance, utilities and maintenance relating to the slips.

Related Party Relationships. The Landlord is controlled by Zebulon Z. Hadley IV, a director of the Company, through the Zebulon Z. Hadley IV Revocable Trust. The Landlord acquired the slips subject to the Lease from OTH Realty, LLC, an entity wholly owned by Jason Ruegg, the Chairman of the Board of Directors of the Company (the “Board”) and the Company’s principal stockholder, and from Mr. Ruegg individually, for an aggregate purchase price of $1,400,000. As a result, each of Mr. Hadley and Mr. Ruegg has a direct or indirect financial interest in the Lease. Aggregate base rent payable over the seven-year term of the Lease is approximately $822,948, exclusive of triple-net charges.

Approval. The Lease is a related person transaction under Item 404 of Regulation S-K. On October 15, 2026, the disinterested members of the Audit Committee of the Board, with Mr. Hadley abstaining, reviewed the Lease and the Guaranty on the terms of the draft presented to them, determined that they were fair to, and in the best interests of, the Company and its stockholders, and recommended their approval by the disinterested members of the Board. The Audit Committee also determined that the relationship arising from the Lease does not impair Mr. Hadley’s independence under the applicable standards of the NYSE American Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Neither Mr. Hadley nor Mr. Ruegg participated in the Audit Committee’s review, deliberation or approval. The Lease and the Guaranty were executed on November 4, 2026, before the Board acted on them. On November 12, 2026, the Board, acting by unanimous written consent, ratified, confirmed and approved the Lease and the Guaranty, with the approval and ratification given by the directors other than Messrs. Hadley and Ruegg, who signed the consent solely to satisfy the unanimity requirement of Nevada Revised Statutes 78.315(2).

The foregoing descriptions of the Lease and the Guaranty contained therein are summaries only and are qualified in their entirety by reference to the full text of the Lease, including the Guaranty set forth in Section 36 thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
10.1*	Lease, dated November 4, 2026, by and between Off The Hook Yacht Sales NC, LLC and Hadley Harbor Group LLC, including the guaranty by NextBoat Inc. set forth in Section 36 thereof.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and certain personal information has been excluded pursuant to Item 601(a)(6) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2026	NextBoat Inc.

	By:	/s/ Ross Tannenbaum
	Name:	Ross Tannenbaum
	Title:	Chief Executive Officer